                                                                    EXHIBIT 3.47

                                                Charter #    652363
                                                         ----------------
                                                Approved by  AT
                                                           --------------
                                                Date         6-5-85
                                                    ---------------------
                                                Fee $        35.-
                                                     --------------------


                            CERTIFICATE OF AMENDMENT
                                BY INCORPORATORS
                          TO ARTICLES OF INCORPORATION
                                       OF
                             O-I CARE CENTERS, INC.
                      PURSUANT TO SECTION 1701.70 (A) R.C.
                                    * * * * *

          We, the undersigned, being all of the incorporators of the above named corporation, do certify that subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that we have elected to amend the articles as follows:

          RESOLVED, That Article 1 be amended to read as follows:

          1.   The name of the corporation is:
                   O-I HOLDING COMPANY, INC.

          IN WITNESS WHEREOF, we, being all of the incorporators of the above named corporation, have hereto subscribed our names this 1st day of May, 1985.


                                                    /s/ David  L. Gray
                                                    ---------------------------
                                                    David L. Gray


                                                    /s/ Karen Brenner Wasil
                                                    ---------------------------
                                                    Karen Brenner Wasil


                                                    /s/ Stephanie G. Heim
                                                    ---------------------------
                                                    Stephanie G. Heim
                                                      Incorporators

                                                                    June 3, 1985

Ohio Secretary of State
30, E. Broad Street
14th Floor
Columbus, Ohio 43215

Sir:

          On the 3rd day of June, 1985, the Board of Directors of O-I Holding Company of Alexandria passed the following resolution:

               RESOLVED, that O-I Holding Company of Alexandria hereby gives its consent to O-I Care Centers, Inc. to use of the name of O-I Holding Company, Inc.

                                              O-I HOLDING COMPANY
                                               OF ALEXANDRIA


                                              By:  /s/ M. L. Schwartz
                                                 ------------------------
                                                   M. L. Schwartz
                                                   Assistant Secretary